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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



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COLLECTION PERIOD: OCTOBER 1999
DISTRIBUTION DATE: 11/22/99


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                           Per $1,000 of  Original
                                                                                                 Class A/Class B
                                                                                                Certificate Amount
                                                                                             -----------------------
   (i)  Principal Distribution
        ----------------------
          Class A Amount                                                    $11,885,412.65          $18.089896
          Class B Amount                                                       $560,045.64          $18.089896

  (ii)  Interest Distribution
        ---------------------
          Class A Amount                                                       $972,503.25           $1.480174
          Class B Amount                                                        $45,824.76           $1.480174

 (iii)  Monthly Servicing Fee                                                  $168,318.68           $0.244657
        ---------------------                                                  -----------

          Monthly Supplemental Servicing Fee                                         $0.00           $0.000000
          Class A Percentage of the Servicing Fee                              $160,744.34           $0.244657
          Class A Percentage of the Supplemental Servicing Fee                       $0.00           $0.000000
          Class B Percentage of the Servicing Fee                                $7,574.34           $0.244657
          Class B Percentage of the Supplemental Servicing Fee                       $0.00

  (iv)  Class A Principal Balance (end of Collection Period)               $181,007,793.90
        Class A Pool Factor (end of Collection Period)                          27.549840%
        Class B Principal Balance (end of Collection Period)                 $8,529,163.33
        Class B Pool Factor (end of Collection Period)                          27.549840%

   (v)  Pool Balance (end of Collection Period)                            $189,536,957.23

  (vi)  Class A Interest Carryover Shortfall                                         $0.00
        Class A Principal Carryover Shortfall                                        $0.00
        Class B Interest Carryover Shortfall                                         $0.00
        Class B Principal Carryover Shortfall                                        $0.00

 (vii)  Amount Otherwise Distributable to the Seller that is Distributed
        to Either the Class A or Class B Certificateholders                          $0.00           $0.000000


(viii)  Balance of the Reserve Fund Property (end of Collection Period)
          Class A Amount                                                     $6,879,784.34
          Class B Amount                                                             $0.00

  (ix)  Aggregate Purchase Amount of Receivables repurchased by the
        Seller or the Servicer                                                       $0.00
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